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                                 EXHIBIT 10.39

                      AMENDED AND RESTATED LOAN AGREEMENT

                   BETWEEN WELLS OPERATING PARTNERSHIP, L.P.

                                      AND

                     SOUTHTRUST BANK, NATIONAL ASSOCIATION
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                      AMENDED AND RESTATED LOAN AGREEMENT

     THIS AMENDED AND RESTATED LOAN AGREEMENT is entered into as of the 31st day of December, 1998, by and between CARTER SUNFOREST, L.P., a Delaware limited partnership ("Borrower"), and SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association ("Lender").

                                R e c i t a l s:

     Borrower is indebted to Lender for a loan in the original maximum principal amount of $20,251,000.00 (the "Loan"). The Loan was made available to Borrower pursuant to the terms and conditions of a Loan Agreement dated March 31, 1998 (the "Original Loan Agreement"). Borrower has requested that Lender renew and modify the Loan in several respects. Lender is willing to grant Borrower's request, and accordingly Borrower and Lender have entered into this Amended and Restated Loan Agreement (this "Loan Agreement") pursuant to which the Original Loan Agreement is amended and restated on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, and warranties hereinafter set forth and of the sum of Ten Dollars ($10.00) in hand paid by each party hereto to the other, Borrower and Lender agree that the Origional Loan Agreement is hereby amended, extended, and restated on the following terms and conditions:

                ARTICLE I - DEFINITIONS OF GENERAL APPLICATION

     In addition to any other terms that are defined in this Loan Agreement, the following terms shall have the following meanings unless the context hereof otherwise indicates:

          "Affiliate" shall mean, as to any Person, any other Person
     (i) who directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) who is a substantial creditor, customer, or supplier of such Person, (iii) who is a director, officer, manager, partner, member, shareholder, employee, or employer of such Person, or (iv) who is a member of the immediate family of such Person. "Control," as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case might be.

          "Applicable Interest Rate" shall have the meaning assigned to such term in the Note.

          "Assignment" shall mean the Assignment of Leases and Rents dated as of March 31, 1998, executed by Borrower for the benefit of Lender with respect to the Project, as amended by the Ominbus Amendment.

          "Borrower" shall have the meaning assigned to such term in the preamble to this Loan Agreement.

                                    Amended and Restated Loan Agreement - Page 1
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          "Business Day" shall mean any day that is not a Saturday,
     Sunday, or a legal holiday on which banks are authorized or required to be closed in Atlanta, Georgia.

          "Collateral" shall mean all real and personal property now or hereafter encumbered by the Security Documents, including all after-acquired property and all other collateral from time to time given by Borrower or any other person to secure the Obligations.

          "Commitment Amount" shall mean $15,500,000.00.

          "Commitment Expiration Date" shall mean December 31, 2000.

          "Commitment Period" shall mean the period of time commencing upon the date of this Loan Agreement and ending on the Commitment Expiration Date.

          "Default Rate" shall have the meaning assigned to such term in the Note.

          "Event of Default" shall have the meaning assigned to such term in Article VI hereof.

          "Guarantor" shall mean any Person who at any time is a guarantor, indemnitor, surety, or endorser of all or any part of the Loan or any other Obligations.

          "Guaranty Agreement" shall mean any guaranty agreement, indemnity agreement, surety agreement, or endorsement now or hereafter executed by any Guarantor with respect to the Loan and the other Obligations.

          "Improvements" shall mean the buildings, structures (surface and subsurface), and other improvements and fixtures now or hereafter situated on or attached to any portion of the Land, which Improvements include a four-story office building containing approximately 130,091 rentable square feet and related improvements and amenities.

          "Land" shall mean the parcel(s) or tract(s) of land lying and being in Hillsborough, Florida, more particularly described in the Mortgage.

          "Lease" shall mean the Lease dated March 30, 1998, between Borrower and Tenant with respect to the Improvements, as assumed by Borrower, with all amendments to, and renewals and extensions of, the Lease, all guaranties with respect thereto, all work letter agreements, improvements agreements, and other agreements with Tenant, all default letters or notices, estoppel letters, rental adjustment notices, escalations notices, and other correspondence in regard thereto, and all credit reports and accounting records in regard thereto.

                                    Amended and Restated Loan Agreement - Page 2
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          "Lender" shall have the meaning assigned to such term in the preamble to this Loan Agreement..

          "Legal Requirement" or "Legal Requirements" shall mean, as the case might be, any one or more of all present and future laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, and requirements, even if unforseen or extraordinary, of every duly constituted governmental authority or agency (but excluding those which by their terms are not applicable to and do not impose any obligation on Borrower or the Project), including, without limitation, the requirements and conditions of any permits or licenses, and all covenants, restrictions, and conditions now or hereafter of record that might be applicable to Borrower or the Project or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair, or reconstruction of the Project, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the Americans with Disabilities Act and regulations promulgated thereunder) or results in interference with the use or enjoyment of the Project or (ii) requires Borrower to carry insurance other than as required by the provisions of this Loan Agreement, the Lease, and the Loan Documents.

          "Loan" shall mean the loan in the maximum principal amount of $15,500,000.00 from Lender to Borrower pursuant to the terms and conditions of this Loan Agreement, as evidenced by the Note.

          "Loan Account" shall mean the depositary account established by Borrower with Lender.

          "Loan Agreement" shall mean this Loan Agreement, as from time to time amended, modified, supplemented, or restated pursuant to the applicable provisions hereof.

          "Loan Documents" shall mean collectively this Loan
     Agreement, the Note, the Security Documents, the Guaranty, and any and all other documents now or hereafter executed by Borrower, Guarantor, or any other Person which evidences, secures, or otherwise relates to the Loan.

          "Management Agreement" shall mean that certain Management Agreement with respect to the Project, obligating Manager to manage the Project, and any replacement management agreement for the Project hereafter approved in writing by Lender pursuant to the applicable provisions of the Loan Documents.

          "Manager" shall mean Wells Management Company, Inc., who shall manage the Property pursuant to the Management Agreement, or any replacement manager of the Property hereafter approved in writing by Lender in accordance with the applicable provisions of the Loan Documents.

                                    Amended and Restated Loan Agreement - Page 3
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          "Mortgage" shall mean the Mortgage and Security Agreement
     dated as of March 31, 1998, executed by Borrower for the benefit of Lender, as amended by the Mortgage Amendment, which encumbers the Land, the Improvements, and certain other property and rights more particularly described therein.

          "Mortgage Amendment" means Amendment No. 1 to Mortgage and Security Agreement and Other Loan Documents dated as of December 31, 1998, between Borrower and Lender.

          "Note" shall mean the Amended and Restated Promissory Note of even date herewith evidencing Borrower's promise to repay the Loan with interest thereon, as the same might hereafter be modified, extended, renewed, supplemented, or restated pursuant to the applicable provisions thereof.

          "Obligations" shall mean the aggregate of all principal and interest owing from time to time under the Note, and all expenses, charges, and other amounts from time to time owing under the Note, this Loan Agreement, the Lease, or any of the Loan Documents, and all covenants, agreements, and other obligations from time to time owing to, or for the benefit of, Lender pursuant to this Loan Agreement, the Lease, and the other Loan Documents.

          "Obligor" shall mean Borrower, any general partner of Borrower (if Borrower is a partnership), any Person who acquires title to the Project (and any general partner of such Person, if such Person is a partnership), and Guarantor, separately and collectively, irrespective of whether the singular or plural is used and irrespective of whether, if singular, said term is modified in any particular case by the preposition "each" or by other appropriate preposition.

          "Permits" shall mean all licenses, permits, certificates, approvals, authorizations and registrations obtained from any governmental or quasi-governmental authority and used or useful in connection with the ownership, rental, operation, use, or occupancy of the Project, including, without limitation, business licenses, zoning approvals and variances, food and beverage service licenses, licenses to conduct business, and all such other permits, licenses, and rights.

          "Permitted Encumbrances" shall mean collectively (i) Liens at any time existing in favor of Lender, (ii) the matters affecting title to the Land described in title insurance policy issued in favor of Lender in connection with the Loan, (iii) statutory Liens incurred in the ordinary course of business for the purchase of labor, services, materials, equipment, or supplies, or with respect to workmen's compensation, unemployment insurance, or other forms of governmental insurance or benefits, which are not delinquent or are paid or bonded and removed of record in a manner satisfactory to Lender, (iv) the Lease, and
     (v) Liens for real property taxes, assessments, or governmental charges or levies for the current year, the payment of which is not delinquent.

                                    Amended and Restated Loan Agreement - Page 4
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          "Person" shall mean any individual, corporation,
     partnership, joint venture, association, trust, unincorporated organization, and any government or any agency or political subdivision thereof.

          "Potential Default" shall mean the occurrence of any event or circumstance that, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

          "Project" shall mean the Land and the Improvements collectively.

          "Security Documents" shall mean collectively the Mortgage, the Assignment, and any and all other documents, instruments, or financing statements heretofore or hereafter executed by Borrower, Guarantor, or any other Person for the benefit of Lender as security for all or any part of the Obligations.

          "Tenant" shall mean Pricewaterhouse Coopers LLP, a Delaware registered limited liability partnership, and its successors and assigns as permitted under the Lease.

          "Title Company" shall mean the issuer of the mortgagee's policy of title insurance with respect to the Loan, as approved by Lender in its discretion.


                     ARTICLE II - DISBURSEMENT OF THE LOAN

     2.1. Limitation on Advances.
          ----------------------

     1. Subject to all terms set forth herein but only during the Commitment Period and for so long as no Event of Default exists, Lender agrees, on the terms hereinafter set forth, to loan to Borrower, when requested by Borrower, principal amounts aggregating up the Commitment Amount. Within the aforesaid limit, Borrower may borrow, make payments, and reborrow under this Loan Agreement, subject to the provisions hereof. If the outstanding principal amount of the Loan at any time exceeds the Commitment Amount (an "Overadvance"), Borrower shall immediately pay Lender an amount equal to the Overadvance as a payment on the principal amount of the Loan. Without limiting the foregoing, which provision may be enforced by Lender at any time and which provision, as well as the other provisions hereof, may not under any circumstance be waived or altered by a course of dealing or otherwise, insofar as Borrower may request and Lender may be willing in its sole and absolute discretion to make Overadvances, all Overadvances shall be payable on demand, shall be secured by the Collateral, and shall bear interest as provided in the Note. Lender may in its sole discretion honor any request (or deemed request) for a advance under the Loan even though an Overadvance then exists or would exist with the making of such advance, and without regard to the existence of, and without waiving, any Potential Default or Event of Default.

     2. Borrower acknowledges and agrees that (i) immediately prior to the execution and delivery of this Loan Agreement, the principal amount outstanding under the Loan was

                                    Amended and Restated Loan Agreement - Page 5
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$14,143,570.95, and (ii) concurrently with the execution and delivery hereof
Borrower has paid all accrued interest on the Loan through and including December 31, 1998.

     2.2. Procedures for Advances.  Whenever Borrower desires an Advance,
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Borrower shall give Lender prior written or telecopied notice (or telephonic notice promptly confirmed in writing or by telecopy) of its request for such Advance (a "Advance Request"), such Advance Request to be given not less than five (5) Business Days prior to the date that Borrower requests that such Advance be made. Each Advance Request shall be irrevocable and shall specify the principal amount of the Advance and the date of the Advance (which shall be
a Business Day).   Each Advance Request shall be given by Borrower's chief
financial officer, vice president-finance, director of finance or treasurer or such other Person who may be expressly and specifically designated in writing by any of such officers at such time to be a representative of Borrower with authority to give Advance Requests on behalf of Borrower. Lender shall have no liability to Borrower for refusing to honor any Advance Request given by any Person who Lender is not satisfied is so authorized to give any such notice. Each Advance shall be made at the main office of Lender in Birmingham, Alabama (or such other place as Lender may designate) and shall be made no more frequently that once each month. All Advances shall be disbursed to Borrower by depositing the same into the Loan Account.

     2.3. Title Updates and Recording Taxes.  Prior to any Advance, Lender
          ---------------------------------
shall require an endorsement to the title insurance policy insuring the lien of the Mortgage that extends the effective date of such policy to the date of the Advance with no additional exceptions added to such policy. In addition, Lender shall be entitled to deduct and withhold from any Advance an amount equal to any documentary stamps, intangibles tax, or other recording taxes due and payable with respect to such Advance.

     2.4. Security for the Loan. The Loan shall be secured by, and entitled to
          ---------------------
the benefits of, the Security Documents, the Guaranty Agreement, and the other Loan Documents.

     2.5. Interest Rate and Repayment Term. Borrower's obligation to repay the
          --------------------------------
Loan shall be evidenced by the Note. Interest shall accrue on the principal amount outstanding under the Note from time to time at the rate or rates provided in the Note. The principal of, and accrued interest on, the Loan shall be repaid by Borrower in accordance with the provisions of the Note.

     2.6. Maximum Rate.   Regardless of any provision contained in this Loan
          ------------
Agreement or any of the Loan Documents, in no event shall the aggregate of all amounts that are contracted for, charged, or collected pursuant to the terms of this Loan Agreement, the Note, or any of the Loan Documents and that are deemed interest under applicable law exceed the maximum rate permitted by applicable law (the "Maximum Rate"). No provision of this Agreement or in any of the Loan Documents or the exercise by Lender of any right hereunder or under any Loan Document or the prepayment by Borrower of any of the Obligations or the occurrence of any contingency whatsoever, shall entitle Lender to charge or receive, or to

                                    Amended and Restated Loan Agreement - Page 6
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require Borrower to pay, interest or any amounts deemed interest by applicable law (such amounts being referred to herein collectively as "Interest") in excess of the Maximum Rate, and all provisions hereof or in any Loan Document which may purport to require Borrower to pay Interest exceeding the Maximum Rate shall be without binding force or effect to the extent only of the excess of Interest over such Maximum Rate. Any Interest charged or received in excess of the Maximum Rate ("Excess"), shall be conclusively presumed to be the result of an accident and bona fide error, and shall, to the extent received by Lender, at the option of Lender, either be applied to reduce the principal amount of the Obligations or returned to Borrower. All monies paid to Lender hereunder or under any of the Loan Documents shall be subject to any rebate of unearned interest as and to the extent required by Legal Requirements. By the execution of this Loan Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging, or receiving any Excess, provided that such Excess has been refunded or credited to the benefit of Borrower. For the purpose of determining whether or not any Excess has been contracted for, charged, or received by Lender, all Interest at any time contracted for, charged, or received from Borrower in connection with this Loan Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread in equal parts throughout the full term of the Obligations. Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into the Note and each Loan Document (whether or not any provision of this Section is referred to therein).


                      ARTICLE III - CONDITIONS TO LENDING

     3.7.   Conditions Precedent to Effectiveness of Loan Agreement. The
            -------------------------------------------------------
obligations of Lender under this Loan Agreement, including, without limitation, the obligation of Lender to make any Advance to Borrower hereunder, are subject to the satisfaction of the following conditions precedent:

            3.1.1. Execution, delivery, and, when appropriate, recording or filing of this Loan Agreement, the Note, and the Mortgage Amendment;

            3.1.2. Payment or reimbursement by Borrower of (i) the interest payment due under the Note on January 1, 1999, in the amount of $83,640.70,
     (ii) an extension fee in the amount of $38,750.00, and (iii) all expenses incurred by or due to Lender with respect to the Loan, this Loan Agreement, the Note, the other Loan Documents, and the Project, including, but not limited to, commitment fees, tax service monitoring fees, fees and taxes on the Security Documents (including intangibles taxes and documentary stamp taxes), title insurance premiums, and fees and expenses of Lender's counsel;

            3.1.3. Receipt by Lender of copies of the organizational documents for each Obligor (excluding any Obligor who is a natural Person), together with evidence that each such Obligor is qualified, registered, and in good standing the

                                    Amended and Restated Loan Agreement - Page 7
     in the state of its organization or formation and in the state where the Project is located (or evidence satisfactory to Lender and its counsel that such qualification and registration is not legally required under Legal Requirements), and certified resolutions of the governing body of each such Obligor authorizing the Loan, the execution and delivery of the Loan Documents, and the consummation or undertaking of all Obligations;

            3.1.4. Receipt by Lender, without any cost or expense to Lender, such endorsements to Lender's title insurance policy, hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary, all in form and substance reasonably satisfactory to Lender, including, without limitation, an endorsement or endorsements to Lender's title insurance policy insuring the lien of the Mortgage, extending the effective date of such policy to the date of execution and delivery (or, if later, the recording) of the Mortgage Amendment with no additional exceptions added to such policy and insuring that fee simple title to the Project is vested in Borrower, or, in lieu thereof, such other documents or evidence as Lender may reasonably require in order to confirm that such policy is unaffected by the transfer;

            3.1.5. Receipt by Lender of a certificate from the design architect for the Improvements that states that the construction of the Improvements has been substantially completed in a good and workmanlike manner and in accordance with the plans and specifications approved by Lender (including, without limitation, the furnishing and fixturing of the Improvements and all clearing, landscaping, lighting, and paving of the Land) and in compliance with Legal Requirements, and addressing such other details concerning construction of the Improvements as Lender shall request;

            3.1.6. Receipt by Lender of a current as-built survey showing the location of all the Improvements prepared in accordance with Lender's standard guidelines, which includes the certification of the surveyor that the Improvements have been constructed within the established building and property lines and in compliance with any restrictions of records or ordinances relating to the location thereof;

            3.1.7. Receipt by Lender of unconditional, final certificates of occupancy for the Improvements, any required approval by the Board of Fire Underwriters or its equivalent acting in and for the locality in which the Project is situated, and any other approval required by the appropriate governmental authority to the extent that any such approval is a condition to the lawful use and occupancy of the Improvements and opening the same to the public;

            3.1.8. Receipt by Lender of a duly sworn and executed affidavit from the general contractor for the Project, in form and substance acceptable to Lender and to Title Company, stating that all amounts due to contractors, subcontractors, laborers, materialmen, and all others supplying labor or materials to or performing work on the Improvements have been paid in full and which

                                    Amended and Restated Loan Agreement - Page 8
     affidavit shall be legally sufficient to dissolve all statutory and common law, existing and inchoate liens and claims of liens against the Project;

            3.1.9. Receipt by Lender of an estoppel certificate from Tenant addressing such matters as Lender may reasonably request, including, without limitation, a statement from Tenant that (i) Tenant has accepted possession of its demised premises in the Improvements, (ii) Tenant has commenced payment of base rent under the Lease, and (iii) all obligations on the part of landlord under the Lease regarding the construction and equipping of the Improvements have been performed;

            3.1.10. Receipt by Lender's counsel of an opinion of counsel for Obligors in form and substance satisfactory to Lender's counsel; and

            3.1.11. Receipt by Lender of such additional legal opinions, certificates, proceedings, instru-ments, and other documents as Lender or its counsel may reasonably request to evidence (i) compliance by Borrower with Legal Requirements, (ii) the truth and accuracy, as of the date of this Loan Agreement, of the representations and warranties of Borrower contained herein, and (iii) the due performance or satisfaction by Borrower, at or prior to the date hereof, of all agreements required to be performed and all conditions required to be satisfied by Borrower pursuant hereto.

     3.12. Conditions Precedent to Subsequent Advances.  At the time of (and
           -------------------------------------------
after giving effect to) the making of any Advance, the following conditions shall have been satisfied or shall exist:

           (a) No Potential Default or Event of Default then exists;

           (b) All representations and warranties of Borrower contained in this Loan Agreement or in the other Loan Documents (other than those representations and warranties which are, by their terms, expressly limited to the date made or given) shall be true and correct in all material respects with the same effect as those such representations and warranties had been made on and as of the date of such advance;

           (c) No action or proceeding have been instituted or be pending before any court or other governmental authority or, to the knowledge of Borrower threatened, (i) which reasonably could be expected to have a materially adverse effect on Borrower or the intended or actual use, occupancy, or operation of the Project;

           (d) The advance to be made and the use thereof shall not contravene, violate, or conflict with, or involve Lender in any violation of, any Legal Requirement;

                                    Amended and Restated Loan Agreement - Page 9

           (e) No casualty or condemnation has occurred with respect to the Project which, in Lender's determination, might result in the termination of the Lease or the abatement of rent thereunder; and

           (f) No default, or event which with the giving of notice of passage of time or both would constitute a default, exists under the Lease.

                 ARTICLE IV -   REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Lender, knowing that Lender will rely on such representations and warranties as an incentive to make the Loan, that:

     4.13. Borrower's Existence.  Borrower is a limited partnership duly
           --------------------
organized, validly existing, and in good standing under the laws of the State of Georgia, has the power to own its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary, including the State of Florida.

     4.2.  Authority.   The execution and delivery by Borrower of this Loan
           ---------
Agreement, the Note, and each of the other Loan Documents to which it is a party, Borrower's performance of its respective obligations thereunder, and the creation of the security interests and liens provided for in the Security Documents and the other Loan Documents to which it is a party have been duly authorized by all requisite action on the part of Borrower and will not violate any provision of any Legal Requirement, the organizational documents of Borrower, or any indenture, agreement, or other instrument to which Borrower is a party, or by which Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or (except as may be provided in the Security Documents) result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower pursuant to any such Legal Requirement, indenture, agreement, or instrument. Borrower is not required to obtain any consent, approval, or authorization from, or to file any declaration or statement with, any governmental authority or other agency in connection with or as a condition to the execution, delivery, or performance of this Loan Agreement, the Note, or any other Loan Document.

     4.3.  Violations or Actions Pending. No actions, suits, or proceedings are
           -----------------------------
pending or, to the best of Borrower's knowledge, threatened that might adversely affect the financial condition of Borrower or impair the value of the Project. Borrower is not in violation of any agreement the violation of which might reasonably be expected to have a materially adverse effect on Borrower's business or assets.

     4.4.  Enforceability. Each of this Loan Agreement, the Note, the Mortgage,
           --------------
and the other Loan Documents executed by Borrower and delivered to Lender is an original, executed document, and each is the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and subject to the effect of general principals

                                   Amended and Restated Loan Agreement - Page 10
of equity regardless of whether enforcement is sought in a proceeding at law or in equity. This Loan Agreement, the Note, the Mortgage, and the other Loan Documents executed by Borrower are not subject to any right of rescission, set-off, counterclaim, or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim, or defense with respect thereto.

     4.5.  Financial Statements. All financial statements heretofore provided by
           --------------------
Borrower are true and complete in all material respects as of their respective dates and fairly present the financial condition of the Borrower, and there are no liabilities, direct or indirect, fixed or contingent, as of the respective dates of such financial statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements. The financial statements of the Borrower have been prepared in accordance with GAAP. There has been no material adverse change in the financial condition, operations, or prospects of Borrower since the dates of such statements except as fully disclosed in writing with the delivery thereof to Lender. Borrower has filed all federal, state, and local tax returns that are required to be filed and has paid, or made adequate provision for the payment of, all taxes that have or may become due pursuant to such returns or to assessments received by Borrower.

     4.6.  Federal Reserve Regulation. No part of the proceeds of the Loan will
           --------------------------
be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Loan Agreement.

     4.7.  Fraudulent Transfer. Borrower (i) has not entered into the Loan
           --------------------
Documents or any transaction described or contemplated therein with the actual intent to hinder, delay, or defraud any creditor, and (ii) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. The fair saleable value of Borrower's assets is and shall, immediately following the execution and delivery of the Loan Documents, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents shall not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it shall, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect to obligations of Borrower).

     4.8.  Investment Company Act. Borrower is not (i) an "investment company"
           -----------------------
or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation that purports to restrict or regulate its ability to borrow money.

                                   Amended and Restated Loan Agreement - Page 11

     4.9.   Not Foreign Person. Borrower is not a "foreign person" within the
            ------------------
meaning of (S) 1445(f)(3) of the Internal Revenue Code.

     4.10.  ERISA. Neither Borrower nor any member of the controlled group of
            -----
Borrower for ERISA purposes has established and is a party to an "employee benefit plan" within the meaning of Section 3(3) of ERISA, or any other option or deferred compensation plan or contract for the benefit of its employees or officers, pension, profit sharing or retirement plan, redemption agreement, or any other agreement or arrangement with any officer, director or owner, members of their families, or trusts for their benefit, and the assets of Borrower do not and shall not constitute "plan assets" of one more such plans for purposes of ERISA.

     4.11.  Ownership. The ownership of all interests in Borrower have been
            ---------
accurately disclosed to Lender in writing. There are no outstanding warrants, options, or rights to purchase any ownership interests of Borrower, nor does any Person have a Lien upon any of the ownership interests of Borrower.

     4.12.  Chief Executive Offices. Borrower's chief executive offices are
            -----------------------
located at the address designated for notices to Borrower in the Document Protocols attached hereto.

     4.13.  Disclosure.   All information furnished or to be furnished by
            ----------
Borrower to Lender in connection with the Loan or any of the Loan Documents, is, or shall be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to provide the Lender a true and accurate knowledge of the subject matter.

     4.14.  Mortgage Liens.  The Mortgage and the other Loan Documents are
            --------------
intended by Borrower to create a legal, valid, fully perfected, and enforceable first priority lien on the Project security for the repayment of the Loan, subject only to the Permitted Encumbrances. There are no security agreements or financing statements affecting any of the Project other than (i) as disclosed in writing by Borrower to Lender prior to the Closing Date and (ii) the security agreements and financing statements created in favor of Lender. The Project is free from delinquent water charges, sewer rents, taxes, and assessments.

     4.15.  Trade Names.   Neither Borrower nor the Project has changed its
            -----------
name or been known by any other name within the last five (5) years.

     4.16.  Proceedings Pending. There are no proceedings pending, or, to the
            -------------------
best of the Borrower's knowledge, threatened, to acquire any power of condemnation or eminent domain with respect to any part of the Project, or to enjoin or similarly prevent or restrict the use of the Project or the rental and operation of the Project in any manner, or to relocate the roadways providing access to the Mortgaged Project.

     4.17.  Condition and Compliance. The Project is in good condition, free of
            ------------------------
any material damage or waste and is free of structural defects and all building systems contained therein are in good working order subject to ordinary wear and tear. The Project complies with all Legal Requirements (including the requirements and conditions of all Permits), and all Permits required to occupy, use, maintain, and operate the Project have been obtained. The Improvements do not constitute a nonconforming structure and the rental and operation of the

                                   Amended and Restated Loan Agreement - Page 12

Project is not a nonconforming use under current zoning, and there are no waivers of any current building code requirements for the Improvements.

     4.18.  Access and Utilities. The Project has adequate rights of access to
            --------------------
public ways and is served by adequate water, electricity, natural gas, telephone, sewer, sanitary sewer, and storm drain facilities. All public utilities necessary to the continued use and enjoyment of the Project as presently used and enjoyed are located in the public right-of-way abutting the Land, and all such utilities are connected so as to serve the Project without passing over other Project. All roads necessary for the full utilization of the Project for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Land. All impact, connection, or other requisite fees for utility services have been paid.

     4.19.  Management Agreement. The Management Agreement is in full force and
            --------------------
effect, has not been and will not be modified, altered, or amended except as disclosed to Lender in writing, and constitutes the complete agreement among the parties named therein with respect to the subject matter thereof. No default, event of default, or event that, but for the giving of notice or the passage of time (or both), would constitute a default or event of default under the Management Agreement has occurred or is continuing. Borrower shall promptly notify Lender of any dispute, default, event of default, or repudiation by Manager under the Management Agreement. Except as set forth in the Management Agreement, neither Manager nor any other Person has any right or claim to any fees, commissions, compensation, or other remuneration in connection with or arising out of the use, occupancy, and operation of the Project.

     4.20.  Lease.   The Lease is in full force and effect, has not been
            -----
modified, altered, or amended except as disclosed to Lender in writing, and constitutes the complete agreement between Borrower and Tenant with respect to the subject matter thereof. No default, event of default, or event that, but for the giving of notice or the passage of time (or both), would constitute a default or event of default under the Lease has occurred or is continuing.

     4.21.  Year 2000 Compliance.  Borrower represents and warrants that it
            --------------------
has (i) begun analyzing Borrower's computer software applications, imbedded microchips, microprocessors, servers, mainframes, microprocessor-dependant machinery and/or appliances, and other related computer systems (collectively referred to as "Computer Operations") to ensure that Borrower's Computer Operations will be able to perform date-sensitive functions prior to and after December 31, 1999 (hereinafter referred to as "Year 2000 Compliance" or "Year 2000 Compliant"); (ii) Borrower represents and warrants that it has developed a plan for Year 2000 Compliance in a timely manner, implementation of which is on schedule in all material respects. Borrower represents and warrants that failure to become Year 2000 Compliant is not reasonably expected to have a materially adverse effect upon the financial condition of Borrower. Borrower reasonably believes that any suppliers and vendors, material to the operation of Borrower or its subsidiaries and affiliates, will be Year 2000 Compliant for their own Computer Operations, such that any failure to achieve Year 2000 Compliance is not reasonably expected to have a materially adverse effect upon the financial condition of Borrower. Borrower will promptly notify Lender in the event Borrower determines that any computer application, material to the operation of Borrower, its subsidiaries or any of its material vendors or suppliers, will not be fully Year 2000 Compliant on a timely basis and such failure to be Year 2000 Compliant will have a materially adverse effect upon the financial condition of Borrower.

                                   Amended and Restated Loan Agreement - Page 13

                       ARTICLE V - COVENANTS OF BORROWER

          Borrower covenants and agrees that, from the date of this Loan Agreement and so long as the Obligations remain outstanding, Borrower shall comply at all times with the following covenants:

          5.1.   Performance of Obligations.  Borrower shall duly and punctually
                 --------------------------
pay or cause to be paid the principal and interest of the Note in accordance with its terms and duly and punctually pay and perform or cause to be paid or performed all Obligations hereunder and under the other Loan Documents.

          5.2.   Maintain Existence.   Borrower shall maintain its legal
                 ------------------
existence in the state of its formation and its license or qualification and good standing in the state where the Project is located and in each jurisdiction in which the character of the property owned by it or in which the transaction of its business makes qualification necessary. Borrower shall not amend or modify, or permit the amendment or modification of, in any material respect, the organizational documents of Borrower without obtaining the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed.

          5.3.   Payment of Taxes.   During each fiscal year, Borrower shall pay
                 ----------------
when due all tax liabilities of all kinds (including, without limitation, federal and state income taxes, franchise taxes, and payroll taxes), all required withholding of income taxes of employees, and all required old age and unemployment contributions.

          5.4.   Insurance Coverage.   Borrower shall acquire and maintain in
                 ------------------
effect all insurance policies required by the Security Documents and Legal Requirements.

          5.5.   Inspection Rights.  Borrower shall permit Persons designated by
                 -----------------
Lender to visit and inspect the Project, to examine and make excerpts from the books and records of Borrower, and to discuss the business affairs, finances, and accounts of Borrower and the Project with representatives of Borrower, as designated by Lender, all in such detail and at such times as Lender may reasonably request.

          5.6.   Maintain Records and Books of Account.   Borrower shall
                 -------------------------------------
maintain and keep proper records and books of account at Borrower's chief executive office or the Project that enable Borrower to issue financial statements in accordance with Section 5.7 hereof and in which full, true, and correct entries shall be made in all material respects of all its dealings and business and financial affairs. Borrower shall not change its methods of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be a Potential Default or an Event of Default had such change not taken place. Borrower shall not change the locations at which any of the Collateral is maintained nor change its chief executive office without first giving Lender at least thirty (30) days prior written notice thereof and promptly providing Lender such information as Lender may request in connection therewith.

                                   Amended and Restated Loan Agreement - Page 14

          5.7.  Financial Reports.    Until the Obligations are paid in full,
                -----------------
Borrower shall furnish or cause to be furnish to Lender within the time periods specified, the following financial reports and information:

                (1) As soon as available, but in no event later that ninety (90) days after the end of each fiscal year of Borrower, audited financial statements of Borrower for the year just ended, prepared by a nationally recognized certified public accounting firm or other independent certified public accounting firm acceptable to the Lender (or with Lender's prior written approval, unaudited financial statements of Borrower for the year just ended, certified as true and correct by Borrower), prepared in accordance with GAAP, and including balance sheet, operating statement, and changes in financial position. The certification or opinion of the accountant shall not contain any material qualification or exception not satisfactory to Lender.

                (2) As soon as available, but in no event later than forty-five
          (45) days after the end of each fiscal quarter of Borrower, a balance sheet and operating statement for such month or quarter, as the case might be, and year to date, comparison with the same month or quarter, as the case might be, and year to date in the prior fiscal year. Such quarterly financial statements and operating statements shall be certified to be correct by the chief financial officer or equivalent of Borrower.

                (3) As soon as available, all financial reports and statements furnished by Tenant to Borrower pursuant to the Lease.

                (4) All quarterly and annual filings made by Borrower, if any, with the Securities Exchange Commission, including, without limitation, all Forms 10K and 10Q, within ten (10) days after the filing thereof.

                (5) Such additional financial information (including tax returns, detailed cash flow information, and contingent liability information) of Borrower at such times as Lender shall deem necessary.

          5.10. Appraisal.  Borrower shall permit Lender and its agents,
                ---------
employees, or independent contractors, at any time while the Obligations remain outstanding, to enter upon and appraise the Project, and Borrower shall cooperate with and provide any information requested in connection with such appraisal. Borrower shall reimburse Lender for the costs of any such appraisal. Lender agrees to limit any such appraisals to once every three (3) years, provided that Lender may obtain additional appraisals of the Project without limitation and at Borrower's expense if (i) an Event of Default occurs, (ii) the appraisal is required by any law, regulation, or rule binding upon Lender, or
(iii) Lender determines, in its reasonable discretion, that the value of the Project has materially declined. In the event that any such reappraisal indicates that the ratio of the Commitment Amount to the fair market value of the Project is less than seventy-five percent (75%) (the "Maximum Loan To Value Ratio"), then Lender may, in its sole discretion, reduce the Commitment Amount to an amount at which the Maximum Loan To

                                   Amended and Restated Loan Agreement - Page 15

Value Ratio is achieved (and Borrower shall immediately pay any Overadvance arising from such reduction in the Commitment Amount).

          5.11.   Reports and Notices.   BORROWER SHALL NOTIFY LENDER PROMPTLY
                  -------------------
OF (I) ANY LITIGATION INSTITUTED OR THREATENED AGAINST BORROWER OR AFFECTING THE PROJECT, (II) ANY DEFICIENCIES ASSERTED OR LIENS FILED BY ANY TAXING AUTHORITY AGAINST BORROWER OR THE PROJECT, (III) ANY AUDITS OF ANY FEDERAL OR STATE TAX RETURN OF BORROWER AND THE RESULTS OF ANY SUCH AUDIT, (IV) ANY CONDEMNATION OR SIMILAR PROCEEDINGS WITH RESPECT TO THE PROJECT, (V) ANY PROCEEDING SEEKING TO ENJOIN THE INTENDED USE OF THE IMPROVEMENTS OR ANY PORTION THEREOF, (VI) ANY EVENT CAUSING A LOSS OR DEPRECIATION IN VALUE OF THE BORROWER'S ASSETS IN EXCESS OF $250,000.00 AND THE AMOUNT OF SUCH LOSS OR DEPRECIATION (EXCEPT BORROWER SHALL NOT BE REQUIRED TO NOTIFY LENDER OF DEPRECIATION RESULTING FROM ORDINARY USE THEREOF), AND (VII) ALL CHANGES IN LEGAL REQUIREMENTS, UTILITY AVAILABILITY, AND ANY OTHER MATTERS THAT COULD REASONABLY BE EXPECTED TO HAVE AN ADVERSE AFFECT ON THE PROJECT OR BORROWER'S ABILITY TO PERFORM THE OBLIGATIONS.

          5.12.   Conduct of Business.   Borrower shall cause the operation of
                  -------------------
the Project to be conducted at all times in a manner consistent with the level of operation of the Project as of the date hereof. Without limiting the foregoing, Borrower shall (i) operate the Project in a prudent manner in compliance with Legal Requirements, (ii) maintain sufficient equipment and supplies of types and quantities at the Project to enable Borrower adequately to perform the operation of the Project and Borrower's obligations under the Lease, and (iii) keep all Improvements in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto to keep the same in good condition. Borrower shall not alter or change the use of the Project except as may be required by the Lease.

          5.13.   Management Agreement.   Borrower shall maintain the Management
                  --------------------
Agreement in full force and effect and duly observe, perform, and comply with all of Borrower's obligations thereunder and enforce performance of all obligations of Manager thereunder. Borrower shall promptly notify Lender of any dispute, default, event of default, or repudiation by Manager under the Management Agreement. Borrower shall not enter into any management agreement for the Project other than the Management Agreement, unless Borrower first notifies Lender and provides Lender a copy of the proposed management agreement, obtains Lender's written consent thereto and obtains and provides Lender with a subordination agreement in form satisfactory to Lender from such manager subordinating to all rights of Lender. Borrower shall not enter into, terminate, amend, modify, or extend the Management Agreement, or consent to any such action on the part of Manager, without the prior written consent of Lender, which consent may be withheld or granted in Lender's sole discretion.

          5.14.   Transfers of Collateral.  Borrower shall not sell or otherwise
                  -----------------------
transfer the Collateral or any interest therein, unless the written consent of Lender is first obtained, which consent may be granted or refused by Lender in its sole discretion, provided that any utility and right-of-way easements serving the Project that are reasonably necessary for the development and operation of the Project (and Lender agrees to subordinate the Mortgage to any such easements so approved by Lender).

                                   Amended and Restated Loan Agreement - Page 16

          5.15.   Liens and Encumbrances.  Borrower shall keep the Project and
                  ----------------------
all other assets of Borrower free from all liens and encumbrances except the Permitted Encumbrances, and pay promptly all persons or entities supplying work or materials for the construction of the Improvements; provided, however, Borrower shall have the right to contest in good faith any disputed claim so long as such contest does not adversely affect Lender's lien and security interest in the Project and, at Lender's request, Borrower posts bond or other security acceptable to Lender with respect to any lien filed against the Project relating to a claim contested by Borrower.

          5.16.   Lease.   Borrower (i) shall observe and perform all the
                  -----
obligations imposed upon the lessor under the Lease and shall not do or permit to be done anything to impair the value of the Lease or any guaranty of the Lease as a security for the Obligations, (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder, and (iii) shall enforce all of the terms, covenants, and conditions contained in the Lease upon the part of the Tenant thereunder to be observed or performed (other than any enforcement action with respect to which Lender's prior written consent is required under the terms of this Loan Agreement or the Security Documents). Borrower (x) shall not alter, modify, or change the terms of the Lease without the prior consent of Lender, or cancel or terminate the Lease or accept a surrender thereof or approve or consent to the cancellation or termination of any guaranty with respect thereto, or convey or transfer or suffer or permit a conveyance or transfer of the premises demised by the Lease or of any interest therein so as to effect a merger of the estates and rights of, or termination or diminution of the obligations of lessee thereunder, (y) shall not consent to, reject, approve or disapprove any action or inaction requested by Tenant under the Lease, including, without limitation any assignment of or subletting under the Lease (provided, however, that Lender's consent to a subletting or assignment shall not be required if such subletting or assignment is in accordance with the terms of the Lease), which consent may be unreasonably withheld by Lender in its sole and absolute discretion, and (z) shall not pursue any remedies under the Lease or any guaranty with respect thereto without the prior written consent of Lender. Notwithstanding the foregoing, Borrower may, without the prior written consent of Lender, make minor modifications or amendments, or give consents, with respect to the Lease so long as such modification, amendment, or consent does not potentially affect the length of the term of the Lease and does not result in the reduction of the Tenant's obligations for the payment of rent, additional rent, or any other charges payable by the Tenant under the Lease, or amend or modify any provision of the Lease relating to exclusivity of use, co-tenancy rights, or kick-out rights.

          5.16.   Compliance with Legal Requirements.   Borrower shall comply
                  ----------------------------------
with all Legal Requirements in all respects. Without limiting the generality of the foregoing covenant, Borrower specifically agrees that the Project shall at all times strictly comply, to the extent applicable, with the requirements of the Fair Housing Amendments Act of 1988, the Americans with Disabilities Act of 1990, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively "Access Laws"). Notwithstanding any provisions set forth herein or in any other document regarding Lender's approval of alterations of the Project, Borrower shall not alter or permit the Project to be altered in any manner which would increase Borrower's responsibilities for compliance with the applicable Access Laws without the prior written approval of Lender.

                                   Amended and Restated Loan Agreement - Page 17

Lender may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to Lender. Borrower agrees to give prompt notice to Lender of the receipt by Borrower of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

          5.17.   ERISA.   Borrower shall not engage in any transaction which
                  -----
would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under this Loan Agreement or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the ERISA. Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (i) Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA or a "governmental plan" within the meaning of Section 3(3) of ERISA, (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans, and
(iii) one or more of the following circumstances is true: (A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. (S) 2510.3-101(b)(2); (B) less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. (S) 2510.3-101(f)(2); or (C) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. (S) 2510.3-101(c) or (e) or an investment company registered under the Investment Company Act of 1940.

          5.18.   Other Acts.   At Lender's request, Borrower shall execute and
                  ----------
deliver any mortgage, security agreements, assignments, consents, financing statements, or other instruments, in form satisfactory to Lender, as Lender may from time to time request in connection with the Project.


                        ARTICLE VI - EVENTS OF DEFAULT

          The occurrence of any of the following events will constitute an "Event of Default" under this Loan Agreement:

          6.14.   Nonpayment of Indebtedness.  If Borrower fails to pay
                  --------------------------
interest, principal, or other sum payable under this Loan Agreement, the Note, or any of the other Loan Documents within ten (10) days after such payment is due.

          6.2.    Failure of Perform Specified Covenants. If Borrower violates
                  --------------------------------------
or does not comply with the covenants contained in Section 5.12, 5.13, or 5.14 hereof.

          6.3.    Termination of Lease.  If the Lease is terminated or canceled
                  --------------------
for any reason without the prior written consent of Lender, which consent may be withheld or granted in Lender's sole discretion.

          6.4     Failure to Perform Obligations.  If Borrower fails to properly
                  ------------------------------
and timely to perform or observe any other covenant or condition set forth in this Loan Agreement that is not cured within any applicable cure period as set forth herein or, if no cure period is specified therefor, is

                                   Amended and Restated Loan Agreement - Page 18
not cured within thirty (30) days of Lender's notice to Borrower thereof; provided that, if such default is not reasonably susceptible to cure within such thirty (30) days period and Borrower diligently and continuously pursues the cure of such default, then upon Borrower's written request therefor, Lender shall grant a reasonable extension of such cure period, but not exceeding sixty
(60) days.

          6.5   Events of Default Pursuant to Loan Documents.  If a default or
                --------------------------------------------
event of default occurs pursuant to the Note, the Security Documents, or any of the other Loan Documents.

          6.6   Assignment or Transfer.  If Borrower assigns or attempts to
                ----------------------
assign this Loan Agreement, any rights hereunder, or any advance to be made hereunder to any Person, or if Borrower's interest in or rights under this Loan Agreement are voluntarily or involuntarily transferred to any Person, by operation of law or otherwise, including, without limitation, such transfer by Borrower as debtor-in-possession or by a trustee for Borrower under the United States Bankruptcy Code, whether or not the obligations of Borrower under this Loan Agreement are assumed by such Person.

          6.7   Voluntary Insolvency Proceedings.  The filing by any Obligor of
                --------------------------------
a voluntary petition in Bankruptcy or any Obligor's adjudication as a bankrupt or insolvent, or the filing by any Obligor of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for such Obligor under any present or future federal, state, or other statute, law, or regulation relating to Bankruptcy, insolvency, or other relief for debtors, or any Obligor's seeking or consenting to, or acquiescence in, the appointment of any trustee, receiver, or liquidator of such Obligor or of all or any substantial part of such Obligor's Project or of any or all of the rents, revenues, issues, earnings, profits, or income thereof, or the making of any general assignment for the benefit of creditors or the admission in writing by any Obligor of an inability to pay such Obligor's debts generally as they become due.

          6.8   Involuntary Insolvency Proceedings.  The entry by a court of
                ----------------------------------
competent jurisdiction of an order, judgment, or decree approving a petition filed against any Obligor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal, state, or other statute, law, or regulation relating to Bankruptcy, insolvency, or other relief for debtors, which order, judgment, or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver, or liquidator of any Obligor or of all or any substantial part of such Obligor's property or of any or all of the rents, revenues, issues, earnings, profits, or income thereof, which appointment remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive).

          6.9.  Change in Ownership.  If any change occurs in the composition,
                -------------------
form of business association, management, or ownership of any Obligor (including, without limitation, any change occurring as the result of the death or legal incompetency of Guarantor), unless the prior written consent of Lender is obtained, which consent may be granted or refused by the Lender in its sole discretion.

                                   Amended and Restated Loan Agreement - Page 19

          6.10.    Misrepresentation.  If any certificate, statement,
                   -----------------
representation, warranty, or audit, whether written or unwritten, heretofore or hereafter furnished by or on behalf of any Obligor pursuant to or in connection with this Loan Agreement, the Lease, or otherwise (including, without limitation, representations and warranties contained herein) or as an inducement to Lender to extend any credit to or to enter into this or any other agreement with Borrower proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified or to have omitted any substantial contingent or unliquidated liability or claim against any Obligor, or if on the date of execution of this Loan Agreement any materially adverse change has occurred in any of the facts previously disclosed by any such certificate, statement, representation, warranty, or audit, and such change was not disclosed to Lender at or prior to the time of the execution of this Loan Agreement.


                     ARTICLE VII -   REMEDIES UPON DEFAULT

          Upon the occurrence of any Event of Default, Lender will have the absolute right to refuse to disburse any funds hereunder and at its option and election and in its sole discretion to exercise alternatively or cumulatively any or all of the remedies set forth in this Article.

          7.15.    Termination.  Cancel Lender's obligations pursuant to this
                   -----------
Loan Agreement by written notice to Borrower; provided that upon the occurrence of any Event of Default described in Sections 6.6, 6.7, or 6.8 hereof, Lender's obligations pursuant to this Loan Agreement will terminate immediately and automatically without notice to Borrower.

          7.16.    Specific Performance.  Institute appropriate proceedings to
                   --------------------
specifically enforce the performance of the terms and conditions of this Loan Agreement.

          7.17.    Taking of Possession.  At Lender's option, take immediate
                   --------------------
possession of the Project and do anything in its sole judgment to fulfill the obligations of Borrower hereunder, including availing itself of and procuring performance of existing contracts, amending the same, or entering into new contracts with the same contractors or others and employment of watchmen to protect the Project from injury.

          7.18.    Receivership.  Appoint or seek appointment of a receiver,
                   ------------
without notice and without regard to the solvency of Borrower or the adequacy of the Collateral as security, for the purpose of preserving the Project, preventing waste, or to protect any and all rights accruing to Lender by virtue of this Loan Agreement and the Security Documents, and expressly to make any and all further improvements, whether onsite or offsite, as Lender determines is necessary to complete the development and construction of the Improvements. All expenses incurred in connection with the appointment of such receiver, or in protecting, preserving, or improving the Project, will be charged against Borrower and will be deemed Obligations.

          7.19.    Acceleration.  Accelerate the maturity of the Note and any
                   ------------
other indebtedness of Borrower to Lender and demand payment of the principal sum due thereunder, with interest, advances, costs, and reasonable attorneys' fees actually incurred, and enforce collection of such payment by foreclosure of the Security Documents, the enforcement of any lien, security title, or security interest in any other Collateral, or other appropriate action.

                                   Amended and Restated Loan Agreement - Page 20

          7.20.    Other.  Exercise any other right, privilege, or remedy
                   -----
available to Lender as might be provided by the Security Documents, the other Loan Documents, or under any applicable law.


                       ARTICLE VIII - GENERAL PROVISIONS

          8.21.    Loan Agreement Part of Note and Other Loan Documents.  The
                   ----------------------------------------------------
Note and the other Loan Documents specifically incorporate this Loan Agreement by reference, and in the event that the Note and the other Loan Documents are duly assigned, this Loan Agreement will be considered assigned in like manner. If a conflict exists or arises between any of the provisions of this Loan Agreement and any other Loan Document, the provisions of this Loan Agreement will control.

          8.22.    Document Protocols.  This  Loan Agreement is governed by the
                   ------------------
Document Protocols attached hereto as EXHIBIT A, which is incorporated by reference herein as if fully set forth herein.

          8.23.    Indemnification.  Borrower shall, at its sole cost and
                   ---------------
expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties (defined below) from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, or punitive damages, of whatever kind or nature (including, but not limited to reasonable attorney's fees and other costs of defense) (the "Losses") imposed upon or incurred by or asserted against any Indemnified Party (but excluding Losses arising out of Lender's gross negligence or willful misconduct) and directly or indirectly arising out of or in any way relating to (i) the ownership of the Security Documents, the Project, or any interest therein, (ii) any amendment to, or restructuring of, the Loan or the Loan Documents; (iii) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Loan Agreement, the Security Documents, or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, Completion Guarantor, and/or any member, partner, joint venturer, or shareholder of Borrower becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding, (iv) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Project or any part thereof or adjacent parking areas, streets or ways, (v) any use, nonuse or condition in, on or about the Project or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets, or ways, (vi) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Loan Agreement, the Security Documents, or any of the other Loan Documents,
(vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Project or any part thereof, (viii) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement or Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Loan, or to supply copy thereof in a timely fashion to the recipient of the proceeds of the Loan, (ix) any failure of the Project to be in compliance with any Legal Requirement, (x) the enforcement by any Indemnified Party of the

                                   Amended and Restated Loan Agreement - Page 21
provisions of this Section, (xi) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in the Lease, (xii) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan, or (xiii) any misrepresentation made by Borrower in this Loan Agreement or in any of the other Loan Documents. Any amounts payable to Lender by reason of the application of this Section shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. For purposes of this Section, the term "Indemnified Parties" shall mean Lender and any Person who is or will have been involved in the origination or administration of the Loan, any Person in whose name the encumbrance created by the Security Documents is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to Investors or prospective investors who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, members, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Project, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business.

          8.24.   Costs and Expenses.  Borrower will bear all taxes, fees, and
                  ------------------
expenses (including reasonable fees and expenses of counsel for Lender) in connection with the Loan, the Note, the preparation and, if applicable, the recordation of this Loan Agreement and the other Loan Documents, and in connection with any amendments, waivers, or consents pursuant to the provisions hereof hereafter made and any workout or restructuring relating to the Loan. If, at any time, an Event of Default occurs or Lender becomes a party to any suit or proceeding in order to protect its interests or priority in the Project or its rights under this Loan Agreement or any of the other Loan Documents, or if Lender is made a party to any suit or proceeding by virtue of the Loan, this Loan Agreement, or the Project and as a result of any of the foregoing, Lender employs counsel to advise or provide other representation with respect to this Loan Agreement, the Project, or to collect the Obligations, or to take any action in or with respect to any suit or proceeding relating to this Loan Agreement, any of the other Loan Documents, the Project, Borrower, or any other Obligor, or to protect, collect, or liquidate any of the Project, or attempt to enforce any security interest or lien granted to Lender by any of the Loan Documents, then in any such event, all of the attorney's fees arising from such services, including fees on appeal and in any bankruptcy proceedings, and any expenses, costs, and charges relating thereto shall constitute additional obligations of Borrower to Lender payable on demand of Lender. Without limiting the foregoing, Borrower has undertaken the obligation for payment of, and shall pay, all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, transfer taxes, recording taxes and other taxes, expenses and charges payable in connection with this Loan Agreement, any of the other Loan Documents, the Obligations, or the filing of any financing statements or other instruments required to effectuate the purposes of this Loan Agreement, and if Borrower fails to do so, Borrower agrees to reimburse Lender for the amounts paid by Lender, together with penalties or interest, if any, incurred by Lender as a result of underpayment or nonpayment. This Section shall survive repayment of the Obligations.

                                   Amended and Restated Loan Agreement - Page 22

          8.25.    Assignability.  Neither this Loan Agreement, nor any rights
                   -------------
or obligations hereunder, nor any advance to be made hereunder, is assignable by Borrower. The rights of Lender under this Loan Agreement are assignable in part or wholly and any assignee of Lender will succeed to and be possessed of the rights of Lender hereunder to the extent of the assignment made, including the right to make advances to Borrower or any approved assignee of Borrower in accordance with this Loan Agreement.

          8.26.    Relationship of the Parties.  Borrower agrees that its
                   ---------------------------
relationship with Lender is solely that of debtor and creditor. Nothing contained in this Loan Agreement or in any other Loan Document will be deemed to create a partnership, tenancy-in-common, joint tenancy, joint venture, or co-ownership by or between Borrower and Lender, or make Lender the agent or representative of Borrower. Lender will not be in any way liable or responsible for any debts, losses, obligations, or duties of Borrower with respect to the Project or otherwise, including, without limitation, any debts, obligations, or duties owed at any time to materialmen, contractors, craftsmen, laborers, or others for goods delivered to or services performed by them in relation to the Project, it being understood that no contractual relationship, either expressed or implied, exists between Lender and any materialmen, subcontractors, craftsmen, laborers, or any other person supplying any work, labor, or materials for the Project. Borrower, at all times consistent with the terms and provisions of this Loan Agreement and the other Loan Documents, will be free to determine and follow its own policies and practices in the conduct of its business.

          8.27.    Participation.  Borrower acknowledges and agrees that Lender
                   -------------
may, at its option, sell participation interests in the Loan to other participating lenders, provided, however, that Borrower shall continue to be entitled to deal with Lender as though no such participations had been sold. Borrower agrees with all present and future such participants that if an Event of Default occurs, each participant will have all of the rights and remedies of Lender with respect to any deposit due from any participant to Borrower, including, without limitation, the right to set off such deposits against Borrower's obligations hereunder. The execution by a participant of a participation agreement with Lender and the execution by Borrower of this Loan Agreement, regardless of the order of execution, will evidence an agreement between Borrower and such participant in accordance with the terms hereof.

          8.9.     Repair and Restoration of Property.
                   ----------------------------------

          (a) In the event that (i) the net proceeds of insurance received by Lender as a result of damage or destruction of the Project, or in the case of condemnation, the net amount of all awards and payments received by Lender with respect to such taking, after deduction of Lender's reasonable costs and expenses (including, but not limited to, reasonable legal costs and expenses), in collecting the same, whichever the case may be (the "Net Proceeds") do not exceed $250,000.00 ("Casualty Benchmark"), (ii) the costs of completing the repair and restoration of the Project (a "Restoration"), as reasonably estimated by Lender, shall be less than or equal to the Casualty Benchmark, (iii) no Default or Event of Default shall have occurred and be continuing, (iv) the Project and the use thereof after the Restoration shall be in compliance with, and permitted under, all Legal Requirements, (v) such fire or other casualty or taking, as applicable, does not materially impair access to the Project in any respect, then Lender shall disburse the entire Net Proceeds directly to Borrower, and Borrower shall

                                   Amended and Restated Loan Agreement - Page 23
commence and diligently prosecute to completion the Restoration to as nearly as possible the condition the Project was in immediately prior to such fire or other casualty or to such taking. Borrower shall segregate the Net Proceeds from other funds of Borrower to be used to pay for the cost of the Restoration in accordance with the terms hereof.

          (b) If the Net Proceeds are greater than the Casualty Benchmark, such Net Proceeds shall be held by Lender in a segregated account to be made available to Borrower for the Restoration in accordance with the following provisions:

               (1) Borrower shall commence and diligently prosecute to completion the Restoration of the Project (in the case of a taking, to the extent the Project is capable of being restored). The Net Proceeds shall be made available to Borrower for payment of, or reimbursement of Borrower's expenses in connection with, the Restoration, subject to the following conditions: (i) no Potential Default or Event of Default shall have occurred and be continuing; (ii) Lender shall, within a reasonable period to time prior to request for initial disbursement of the Net Proceeds, be furnished with an estimate of the cost of the Restoration accompanied by a design architect's certification as to such costs and appropriate plans and specifications for the Restoration; (iii) the Net Proceeds, together with any cash or cash equivalent deposited by Borrower with Lender, are sufficient to cover the cost of the Restoration as such costs are certified by the design architect; (iv) the Lease shall not have been terminated as a result of such damage, destruction or condemnation of the Project; (v) the Restoration can reasonably be completed on or before the earlier of
          (A) the Commitment Expiration Date, and (B) the date required for such completion under the terms of the Lease,; (vii) the Project and the use thereof after the Restoration shall be in compliance with, and permitted under, all Legal Requirements; and (viii) such fire or other casualty or taking, as applicable, does not impair access to the Land or the Improvements to such an extent that the Project cannot be used for the purpose intended.

               (b) The Net Proceeds shall be held by Lender, and until disbursed in accordance with the provisions of this Section, shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Lender to, or directed by, Borrower from time to time during the course of the Restoration in accordance with the provisions of this Loan Agreement applicable to disbursement of proceeds of the Loan. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and approval (not to be unreasonably withheld) by Lender and Lender's independent construction consultant. All reasonable costs and expenses actually incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Lender's consultant's fees, shall be paid by Borrower.

               (c) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by Lender's consultant (the

                                   Amended and Restated Loan Agreement - Page 24

          "Casualty Consultant"), minus the Retainage as provided with respect to the Loan (the "Casualty Retainage"). The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section and that all approvals necessary for the re-occupancy and use of the Project have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or shall be paid in full out of the Casualty Retainage, provided, however, that Lender shall release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman engaged in the Restoration has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's, or materialman's contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor, or materialman as may be reasonably requested by Lender or by the title company insuring the lien of the Mortgage. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor, or materialman.

               (d) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Lender's Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section shall constitute additional security for the Obligations.

               (e) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Lender's Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Potential Default or Event of Default shall have occurred and be continuing.

               (f) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to the preceding subsection shall be retained and applied by Lender toward the payment of the Obligations, whether or not then due and payable, in such order, priority, and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same shall be paid, either in whole or in part, to Borrower.

           [THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]

                                   Amended and Restated Loan Agreement - Page 25

          IN WITNESS WHEREOF, Borrower and Lender have caused this Loan Agreement to be executed by their duly authorized representatives under seal as of the date first set forth above, with the intention that this instrument take effect as an instrument under seal.


                               CARTER SUNFOREST, L.P., a Georgia limited partnership

                               By:  CARTER & ASSOCIATES ENTERPRISES, INC.,
                                    a Georgia corporation
                                    Its Sole General Partner


                                    By: /s/ Bradley D. Reese
                                        ---------------------------
                                    Name: Bradley D. Reese
                                          -------------------------
                                    Title: Senior Vice President
                                           ------------------------


                                                      [Affix corporate seal]



                               SOUTHTRUST BANK, NATIONAL
                               ASSOCIATION,
                               a national banking association


                               By: /s/ James R. Potter
                                   --------------------------
                               Name: James R. Potter
                                     ------------------------
                               Title: Vice President
                                      -----------------------
                               Amended and Restated Loan Agreement - Page 26

                                   EXHIBIT A

                           DOCUMENT PROTOCOLS RIDER

          With respect to any Loan Document that states in substance that it is governed by the "Document Protocols," the following provisions shall govern and apply to such Loan Document:

          (2) DEFINITIONS. For the purposes of this Document Protocols Rider, all capitalized terms used but not otherwise defined herein shall have the meanings provided therefor in the Loan Agreement to which this Document Protocols Rider is annexed.

          (3) GENERAL RULES OF USAGE. These Document Protocols shall apply to such Loan Document as from time to time amended, modified, replaced, restated, extended or supplemented, including by waiver or consent, and to all attachments thereto and all other documents or instruments incorporated therein. When used in any Loan Document governed by these Document Protocols, (i) references to a Person are, unless the context otherwise requires, also to its heirs, executors, legal representatives, successors, and assigns, as applicable, (ii) "hereof," "herein," "hereunder" and comparable terms refer to the entire Loan Document in which such terms are used and not to any particular article, section, or other subdivision thereof or attachment thereto, (iii) references to any gender include, unless the context otherwise requires, references to all genders, and references to the singular include, unless the context otherwise requires, references to the plural, and vice versa, (iv) "shall" and "will" have equal force and effect, (v) references in a Loan Document to "Article," "Section," "paragraph" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section, paragraph, or subdivision of or an attachment to such Loan Document, (vi) all accounting terms not otherwise defined therein have the meanings assigned to them in accordance with GAAP, and
(vii) "include," "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.

          (4) [RESERVED]

          (5) NOTICES. All notices, consents, approvals, statements, requests, reports, demands, instruments or other communications to be made, given or furnished pursuant to, under or by virtue of such Loan Document (a "notice") shall be in writing and shall be deemed given or furnished if addressed to the party intended to receive the same at the address of such party as set forth below (i) upon receipt when personally delivered at such address, (ii) three (3) Business Days after the same is deposited in the United States mail as first class registered or certified mail, return receipt requested, postage prepaid, or (iii) one Business Day after the date of delivery of such notice to a nationwide, reputable commercial courier service:

                                   Amended and Restated Loan Agreement - Page 27

          Lender:             SouthTrust Bank, National Association
                              420 North Twentieth Street
                              11th Floor
                              Birmingham, Alabama 35203
                              Attention:  Commercial Real Estate Loan Dept.

          Borrower:           Carter Sunforest, L.P.
                              1275 Peachtree Street
                              Suite 100
                              Atlanta, Georgia  30367
                              Attn:  Bradley D. Reese

          Guarantor:          Carter & Associates, L.L.C.
                              1275 Peachtree Street
                              Suite 100
                              Atlanta, Georgia  30367
                              Attn:  Bradley D. Reese

          With a copy to:     M. Andrew Kauss, Esq.
                              Kilpatrick, Stockton, LLP
                              1100 Peachtree Street
                              Suite 2800
                              Atlanta, Georgia  30309-4530

Any party may change the address to which any notice is to be delivered to any other address within the United States of America by furnishing written notice of such change at least fifteen (15) days prior to the effective date of such change to the other parties in the manner set forth above, but no such notice of change shall be effective unless and until received by such other parties. Rejection or refusal to accept, or inability to deliver because of changed address or because no notice of changed address was given, shall be deemed to be receipt of any such notice. Any notice to an entity shall be deemed to be given on the date specified in this Section without regard to when such notice is delivered by the entity to the individual to whose attention it is directed and without regard to the fact that proper delivery may be refused by someone other than the individual to whose attention it is directed. If a notice is received by an entity, the fact that the individual to whose attention it is directed is no longer at such address or associated with such entity shall not affect the effectiveness of such notice. Notices may be given on behalf of any party by such party's attorneys.

          (6) SEVERABILITY. Whenever possible, each provision of such Loan Document shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of such Loan Document shall be prohibited by or invalid or unenforceable under the applicable law of any jurisdiction with respect to any Person or circumstance, such provision shall be ineffective to the extent of such prohibition, invalidity or unenforceability, without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provisions in any other jurisdiction or with respect to other Persons or circumstances. To the extent permitted by applicable law, the parties to such Loan Document

                                   Amended and Restated Loan Agreement - Page 28
thereby waive any provision of law that renders any provision thereof prohibited, invalid or unenforceable in any respect.

          (7) REMEDIES NOT EXCLUSIVE. No remedy therein conferred upon or reserved to Lender is intended to be exclusive of any other remedy or remedies available to Lender under such Loan Document, at law, in equity or by statute, and each and every such remedy shall be cumulative and in addition to every other remedy given thereunder or now or hereafter existing at law, in equity or by statute.

          (8) LIABILITY. If Borrower or Guarantor consists of more than one Person, the obligations and liabilities of each such Person under such Loan Document shall be joint and several.

          (9) BINDING OBLIGATIONS; COVENANTS RUN WITH THE LAND. Such Loan Document shall be binding upon Borrower or Indemnitor, as the case may be, and the successors, assigns, heirs and personal representatives of Borrower or Indemnitor, as the case may be, and shall inure to the benefit of Lender and all subsequent holders of such Loan Document and their respective officers, directors, employees, shareholders, agents, successors and assigns. Nothing in such Loan Document, whether express or implied, shall be construed to give any Person (other than the parties thereto and their permitted successors and assigns and as expressly provided therein) any legal or equitable right, remedy or claim under or in respect of such Loan Document or any covenants, conditions or provisions contained therein. If such Loan Document is to be recorded, all of the grants, covenants, terms, provisions, covenants and conditions of such Loan Document shall run with the land.

          (10) NO ORAL MODIFICATIONS. Such Loan Document, and any of the provisions thereof, cannot be altered, modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Borrower, Guarantor, or Lender, but only by an agreement in writing signed by the party against whom enforcement of any alteration, modification, amendment, waiver, extension, change, discharge or termination is sought. Without limiting the generality of the foregoing, any payment made by Lender for insurance premiums, impositions or any other charges affecting the Property shall not constitute a waiver of Borrower's or Guarantor's default in making such payments and shall not obligate Lender to make any further payments.

          (11) ENTIRE AGREEMENT. Such Loan Document, together with the other applicable Loan Documents and this Rider, constitutes the entire agreement of the parties thereto with respect to the subject matter thereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter.

          (12) WAIVER OF ACCEPTANCE. Borrower and Guarantor hereby waive any acceptance of such Loan Document by Lender in writing, and such Loan Document shall immediately be binding upon Borrower or Guarantor, or both, as the case may be.

          (13) JURISDICTION, COURT PROCEEDINGS. EACH OF LENDER, BORROWER, AND GUARANTOR, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL,
(I) SUBMITS TO PERSONAL, NONEXCLUSIVE

                                   Amended and Restated Loan Agreement - Page 29

JURISDICTION IN THE STATE OF GEORGIA RESPECT TO ANY SUIT, ACTION, OR PROCEEDING BY ANY PERSON ARISING FROM, RELATING TO, OR IN CONNECTION WITH SUCH LOAN DOCUMENT OR THE LOAN, (II) AGREES THAT ANY SUCH SUIT, ACTION, OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE STATE OF GEORGIA, AND (III) SUBMITS TO THE JURISDICTION OF SUCH COURTS. EACH OF BORROWER AND GUARANTOR, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, FURTHER AGREES THAT IT SHALL NOT BRING ANY ACTION, SUIT, OR PROCEEDING IN ANY FORUM OTHER THAN IN THE STATE OF GEORGIA (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT, OR PROCEEDING IN ANY OTHER FORUM), AND IRREVOCABLY AGREES NOT TO ASSERT ANY OBJECTION WHICH IT MAY EVER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF GEORGIA AND ANY CLAIM THAT ANY SUCH ACTION, SUIT, OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (14) [RESERVED]

          (15) WAIVER OF COUNTERCLAIM. BORROWER AND GUARANTOR EACH HEREBY KNOWINGLY WAIVES THE RIGHT TO ASSERT ANY COUNTERCLAIM, OTHER THAN A COMPULSORY OR MANDATORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST EITHER OF THEM BY LENDER.

          (16) WAIVER OF JURY TRIAL. BORROWER, GUARANTOR, AND LENDER, TO THE FULL EXTENT PERMITTED BY LAW, EACH HEREBY KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES, AND FOREVER FORGOES HEREBY THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY OF THEM AGAINST THE OTHER BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO OR IN CONNECTION WITH SUCH LOAN DOCUMENT, THE LOAN, OR ANY COURSE OF CONDUCT, ACT, OMISSION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON (INCLUDING, WITHOUT LIMITATION, SUCH PERSON'S DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH SUCH PERSON), IN CONNECTION WITH THE LOAN OR SUCH LOAN DOCUMENT, INCLUDING, WITHOUT LIMITATION, IN ANY COUNTERCLAIM WHICH BORROWER OR GUARANTOR MAY BE PERMITTED TO ASSERT THEREUNDER OR WHICH MAY BE ASSERTED BY LENDER AGAINST BORROWER OR GUARANTOR, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. THIS WAIVER BY BORROWER AND GUARANTOR OF THEIR RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN.

          (17) NO WAIVERS BY LENDER. No delay or omission of Lender in exercising any right or power accruing upon any default under such Loan Document shall impair any such right or power or shall be construed to be a waiver of any default under such Loan Document or any acquiescence therein, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Acceptance of any payment after the occurrence of a default under such Loan Document shall not be deemed to waive or cure such default under such Loan Document; and every power and remedy given by such Loan Document to Lender may be exercised from time to time as often as may be deemed expedient by Lender. Borrower and Guarantor hereby waive any right to require Lender at any time to pursue any remedy in Lender's power whatsoever.

                                   Amended and Restated Loan Agreement - Page 30

          (18) WAIVER OF NOTICE. Neither Borrower nor Guarantor shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which such Loan Document specifically and expressly provides for the giving of notice by Lender to Borrower or Guarantor, as the case may be, and except with respect to matters for which Borrower or Guarantor, as the case may be, is not, pursuant to applicable legal requirements, permitted to waive the giving of notice. Each of Borrower and Guarantor hereby expressly waives the right to receive any notice from Lender with respect to any matter for which such Loan Document does not specifically and expressly provide for the giving of notice by Lender to Borrower or Guarantor, as the case may be. Any provision of such Loan Document which expressly provides for the giving of notice by Lender to Borrower or Guarantor shall be deemed eliminated ab initio if Lender is prevented from giving such notice by bankruptcy or other applicable law, and with respect to any provision of such Loan Document which gives Borrower or Guarantor the opportunity to cure a default within a specified period commencing upon the giving of notice by Lender to Borrower or Guarantor, then such cure period shall commence upon the occurrence of the event giving rise to such default rather than the giving of notice.

          (19) OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of such Loan Document from Lender or any successor or assignee of Lender shall take the same free and clear of all offsets, counterclaims, or defenses that are unrelated to such Loan Document which Borrower or Guarantor may otherwise have against any assignor of such Loan Document, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower or Guarantor in any action or proceeding brought by any such assignee upon such Loan Document, and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower and Guarantor.

          (20) TIME OF THE ESSENCE. TIME SHALL BE OF THE ESSENCE IN THE PERFORMANCE OF ALL OBLIGATIONS OF BORROWER AND GUARANTOR UNDER SUCH LOAN DOCUMENT.

          (21) GOVERNING LAW. SUCH LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, EXCEPT (I) THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS OF THE SECURITY DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE PROJECT IS LOCATED AND (II) TO THE EXTENT THAT THE APPLICABILITY OF ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, THEN IN SUCH CASE FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING.

          (22) SOLE DISCRETION OF LENDER. Wherever pursuant to such Loan Document, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise specifically provided therein. In addition, Lender shall have the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction whenever such consent, approval, acceptance or satisfaction shall be required under such Loan Document.

          (23) COUNTERPARTS. Such Loan Document may be executed in any number of separate counterparts, each of which, when so executed and delivered, shall be deemed an

                                   Amended and Restated Loan Agreement - Page 31
original, but all of which, collectively and separately, shall constitute one and the same Loan Document. All signatures need not be on the same counterpart. The failure of any party thereto to execute such Loan Document, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

          (24) EXHIBITS INCORPORATED; HEADINGS. The information set forth on the cover of such Loan Document, the table of contents, the headings, and the exhibits annexed thereto, if any, shall be deemed to be incorporated therein as a part thereof with the same effect as if set forth in the body thereof. The headings and captions of the various articles, sections, and paragraphs of such Loan Document are for convenience of reference only and shall not be construed as modifying, defining, or limiting, in any way, the scope or intent of the provisions thereof.

          (25) INTERPRETATION. No provision of such Loan Document shall be construed against or interpreted to the disadvantage of any party thereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured or dictated such provision.

          (26) REMEDIES OF BORROWER AND GUARANTOR. If Borrower or Guarantor, as the case may be, shall seek the approval or consent of Lender under such Loan Document, which Loan Document expressly provides that Lender's approval shall not be unreasonably withheld, and Lender shall fail or refuse to give such consent or approval, the burden of proof as to whether or not Lender acted unreasonably shall be upon Borrower or Guarantor, as the case may be. In addition thereto, in the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under such Loan Document it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and the remedies of Borrower and Guarantor shall be limited to injunctive relief or declaratory judgment.

          (27) RELEASE OF ANY PARTY. Any one or more parties liable upon or in respect of such Loan Document may be released without affecting the liability of any party not so released.

          (28) ATTORNEYS' FEES. Wherever it is provided in such Loan Document that Borrower or Guarantor pay any costs and expenses, such costs and expenses shall include, without limitation, all reasonable attorneys', paralegal and law clerk fees and disbursements, including, without limitation, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender.

          (29) METHOD OF PAYMENT. All amounts required to be paid by any party to such Loan Document to any other party shall be paid in such freely transferable coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          (30) TRUE COPY. By executing such Loan Document, Borrower or Guarantor, as the case may be, acknowledges that it has received a true copy of such Loan Document.

                                   Amended and Restated Loan Agreement - Page 32

          1. SECONDARY MARKET TRANSACTIONS. Lender may (i) sell the Loan and the Loan Documents to one or more investors as a whole, (ii) participate the Loan to one or more investors, (iii) deposit the Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter referred to as "Secondary Market Transactions"). Borrower shall, at Lender's expense, cooperate in good faith with Lender in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements reasonably imposed by the participants involved in any Secondary Market Transaction, including, without limitation, all structural or other changes to the Loan, modifications to any Loan Documents, delivery of opinions of counsel acceptable to the Rating Agency and addressing such matters as the Rating Agency may require; provided, however, that Borrower shall not be required to modify any Loan Documents that would modify (aa) the interest rate payable under the Note, (bb) the stated maturity of the Note, (cc) the amortization of principal of the Note, or (dd) any other material economic term or other operating covenants of the Loan. Borrower shall provide such information and documents relating to Borrower or the Property as Lender or any Rating Agency may reasonably request in connection with a Secondary Market Transaction. Borrower acknowledges and agrees that all information relating to the Loan, the Loan Documents, the Property, and Borrower within the possession of or later acquired by Lender or its agents, may be disclosed to prospective or actual purchasers, participants, underwriters, Rating Agencies, other loan servicers, and persons or entities acting as trustee of any trusts, investment conduits, or other entities to which the Loan may be assigned, and Borrower hereby consents to such disclosures. Borrower acknowledges that certain information regarding the Loan and the parties thereto and the Property may be included in a private placement memorandum, prospectus, or other disclosure documents.

                                   Amended and Restated Loan Agreement - Page 33